UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): July 30, 2007
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                                    NIC INC.
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             (Exact name of registrant as specified in its charter)


           Colorado                   000-26621                  52-2077581
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(State or other jurisdiction of      (Commission               (I.R.S. Employer
 incorporation or organization)      File Number)            Identification No.)

                           10540 South Ridgeview Road
                              Olathe, Kansas 66061
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          (Address of principal executive offices, including zip code)

                                 (877) 234-3468
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01 REGULATION FD DISCLOSURE

On July 30, 2007, NIC Inc. ("NIC" or the "Company") issued a press release announcing that the state of Arizona recently finalized a three-year agreement with the Company to operate the state's official Web site, Arizona@YourService (http://az.gov). The contract runs through 2010 with renewal options that extend through June 2013. Arizona issued its competitive bid in February 2007 and chose NIC from a competitive field.

The contract includes recurring fixed monthly fees for baseline services and project-based pricing for variable services. The value of the initial three-year contract for core baseline services is $5.7 million and the state may choose additional baseline service levels that could add $3 million to $9 million to the contract's overall value. NIC also can earn additional revenues through deployment of variable services.

A copy of the press release is furnished with this report on Form 8-K as Exhibit 99.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

99 - Press release issued by NIC Inc. dated July 30, 2007


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NIC Inc.

Date: July 30, 2007                         /s/ Stephen M. Kovzan
                                            ---------------------
                                            Stephen M. Kovzan
                                            Vice President, Financial Operations
                                            Chief Accounting Officer


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